UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) (44)-(20)-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WLTW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2020, Willis Towers Watson Public Limited Company (the “Company”) entered into an amendment with John Haley (the “Amendment”) to amend his employment agreement with the Company, dated as of March 1, 2016, as amended on July 18, 2018 and May 20, 2019 (the “Employment Agreement”). Pursuant to the Amendment, the Employment Agreement will remain in full force and effect, and is modified as described below.

The term of the Employment Agreement is extended until the later of (i) December 31, 2020 and (ii) the “effective date” as defined under the Business Combination Agreement with Aon plc (the “BCA Effective Date”). However, if the BCA Effective Date does not occur prior to December 31, 2021, the term will expire on such date. As a result of the Amendment, the non-competition, non-solicitation, and other restrictive covenants to which Mr. Haley is subject under his Employment Agreement are continued for the applicable periods during and following the extended term of the Employment Agreement.

Mr. Haley’s base salary for calendar year 2021 will be $1,200,000, and his target annual bonus will be $2,400,000, the same amounts as under the current Employment Agreement for calendar year 2020. The target annual bonus for 2021 will vest on a pro-rata monthly basis as to one-twelfth (1/12) thereof for each full and partial calendar month of Mr. Haley’s continued employment during 2021, subject to achievement of the performance metrics for the full calendar year. If Mr. Haley’s employment is terminated by the Company without Cause or by Mr. Haley for Good Reason (each as defined in the Employment Agreement) in 2021, Mr. Haley’s severance payment will not include any entitlement to the balance of the 2021 annual bonus for the period following the date of termination, as would have been the case under the current Employment Agreement in 2020. In addition, Mr. Haley will be entitled to receive a $520,000 deferred compensation contribution on December 31, 2020 under the Employment Agreement, but such contribution will not be subject to the condition applicable prior to the Amendment that he retire from the Company on such date.

The Company has agreed that it will grant Mr. Haley performance-based restricted share units (“PSUs”) on January 1, 2021 with a target value equal to $9.6 million. The PSUs will generally be subject to the same terms and conditions as awards made to other members of the Operating Committee of the Company in 2021, but will vest as to continued service on a pro-rata monthly basis as to one-twelfth (1/12) thereof for each full and partial calendar month of Mr. Haley’s continued employment during 2021. Vesting of the PSUs will be conditioned upon achieving the applicable performance goals for the full performance period; provided that if the BCA Effective Date occurs prior to December 31, 2021, the performance period will terminate and performance will be measured at the greater of the target or actual level of performance, as contemplated by the Business Combination Agreement with Aon plc.

Under the Amendment, the occurrence of the BCA Effective Date and resulting change in Mr. Haley’s position as contemplated by the Business Combination Agreement will be deemed to constitute Good Reason for Mr. Haley to terminate his employment under the Employment Agreement. If Mr. Haley terminates his employment for Good Reason, or his employment is terminated by the Company without Cause, he will be entitled to the severance payments and benefits provided under the Employment Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which has been filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2020, the Company held the 2020 Annual General Meeting of Shareholders (the “2020 AGM”). Proxies for the 2020 AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 114,769,860 ordinary shares (representing approximately 89.16% of 128,723,170 ordinary shares outstanding and entitled to vote as of March 20, 2020, the record date for the 2020 AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the 2020 AGM. As described below, the Company’s shareholders approved each of the proposals considered at the 2020 AGM. The shareholders elected each of the director nominees, who are named in the table below, to serve as directors until the next annual general meeting of shareholders or until his/her successor is elected and qualified. The table below sets forth the number of votes cast for and against each director, as well as abstentions and broker non-votes:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Anna C. Catalano	108,357,937	1,966,182	155,733	4,290,008
Victor F. Ganzi	108,898,645	1,426,743	154,464	4,290,008
John J. Haley	109,637,599	677,703	164,550	4,290,008
Wendy E. Lane	108,820,412	1,491,766	167,674	4,290,008
Brendan R. O’Neill	109,814,787	510,428	154,637	4,290,008
Jaymin B. Patel	109,083,058	1,237,132	159,662	4,290,008
Linda D. Rabbitt	109,136,721	1,188,673	154,458	4,290,008
Paul D. Thomas	109,856,799	468,928	154,125	4,290,008
Wilhelm Zeller	109,798,700	529,529	151,623	4,290,008

The shareholders ratified, on an advisory, non-binding basis, the selection of (i) Deloitte & Touche LLP to audit the Company’s financial statements and (ii) Deloitte Ireland LLP to audit the Company’s Irish Statutory Accounts, and authorized, in a binding vote, the Company’s Board of Directors, acting through the Audit Committee, to fix the independent auditors’ remuneration. Of the shares voted, 114,106,505 voted in favor, 533,330 voted against and 130,025 abstained.

The shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2020 AGM in accordance with the Securities and Exchange Commission’s rules, including the “Compensation Discussion and Analysis,” the “Summary Compensation” table and the related tables and disclosure. Of the shares voted, 106,812,464 voted in favor, 3,478,905 voted against, 188,483 abstained and there were 4,290,008 broker non-votes.

The shareholders approved the renewal of the directors’ existing authority to issue shares under Irish law up to approximately 33% of the Company’s issued ordinary share capital. Of the shares voted, 111,378,415 voted in favor, 3,173,727 voted against and 217,718 abstained.

The shareholders approved the renewal of the directors’ existing authority to opt out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to approximately 10% of the Company’s issued ordinary share capital. Of the shares voted, 113,976,454 voted in favor, 574,475 voted against and 218,931 abstained.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to John Haley Employment Agreement, dated June 12, 2020

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2020	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel